Exhibit 99.1

FOR IMMEDIATE RELEASE: February 3, 2006

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Interim Chief Executive Officer	Chief Financial Officer
	Sport-Haley, Inc.	Sport-Haley, Inc.
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. ANNOUNCES
RECEIPT OF NOTIFICATION FROM NASDAQ OF REGAINING COMPLIANCE WITH
CONTINUED LISTING REQUIREMENTS FOR NASDAQ NATIONAL MARKET

Denver, Colorado – February 3, 2006 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (“Sport-Haley” or “the Company”) today announced that on February 1, 2006, it received a letter from The Nasdaq Stock Market, Inc., (“Nasdaq”), upon which the Company’s common stock trades, advising that Sport-Haley, after filing its application for registration of its common stock on Form 10 and it becoming effective on January 26, 2006, has regained compliance with the registration requirement for continued listing on the Nasdaq National Market, as stated in NASD Marketplace Rule 4440(a). The Company was further advised that, subject to making this public disclosure concerning the receipt of the letter, Nasdaq considered this matter to be closed.

As previously announced, on December 28, 2005, Sport-Haley, Inc. notified Nasdaq that the Company had recently become aware that its common shares were not properly registered under §12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the Company had believed, and therefore, the Company was not in compliance with NASD Marketplace Rule 4440(a), which requires an issue of securities to be registered under §12(g)(1) of the Exchange Act in order to be listed on the Nasdaq National Market. At that time, Nasdaq advised the Company that it would continue to list Sport-Haley’s common shares on the National Market so long as the Company promptly filed a Form 10 to register its common stock pursuant to §12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and continued to make all filings with the SEC required of an issuer whose stock is registered under §12(g) of the Exchange Act.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY™ and Ben Hogan® labels. Its fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department

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stores within the United States and by certain distributors within international markets. Ben Hogan® and Top-Flite™ apparel are distributed pursuant to a licensing agreement between Sport-Haley, Inc. and Callaway Golf. Sport-Haley received approval from Callaway Golf for Reserve Apparel Group LLC to distribute Top-Flite™ apparel exclusively to Wal-Mart Stores in accordance with a joint venture agreement between Sport-Haley, Inc. and Explorer Gear USA. The first deliveries of Top-Flite™ apparel are expected to be made in approximately February 2006.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of Sport-Haley’s business, the markets for its products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that Sport-Haley’s actual results could differ materially from those contained in forward-looking statements. Sport-Haley’s financial condition and the results of its operations will depend on a number of factors, including, but not limited to, the following: its ability to control costs and expenses; its ability to successfully anticipate fashion trends, design favorably accepted fashion golf apparel, effectively advertise and communicate within the marketplace, and penetrate its chosen distribution channels; its ability to successfully forecast sales and optimize inventory levels; its ability to successfully manage risks associated with the trend of increasing sales with respect to licensed apparel, such as its Ben Hogan® apparel collections; relations with and performance of suppliers; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; political and international trade relations; changes in international trade quota systems for apparel; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; timely performance of third parties, such as freight forwarders, including risks of labor disputes and/or labor strikes; changes in product mix; inventory risks due to shifts in market and/or price erosion of purchased apparel; lost or reduced manufacturing capacity of significant suppliers; loss or delay of shipments from foreign suppliers; access to capital; maintaining satisfactory relationships with commercial banking institutions; and, establishing controls with regard to and maintaining the integrity of technology and information systems. The reader should not place undue reliance on any forward-looking statements. Neither Sport-Haley nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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